EXHIBIT 10.1

FIRST AMENDMENT
Dated as of December 7, 2016
to
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 16, 2015

among

HELEN OF TROY L.P., a Texas limited partnership

as the Borrower,

HELEN OF TROY LIMITED, a Bermuda company,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

BRANCH BANKING AND TRUST COMPANY,

BANK OF MONTREAL,

SUNTRUST BANK,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Book Runners

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of December 7, 2016, is entered into among HELEN OF TROY L.P., a limited partnership duly organized under the laws of the State of Texas (the “Borrower”), HELEN OF TROY LIMITED, a Bermuda company (“Limited”), the lenders party hereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (the “Administrative Agent”).

BACKGROUND

A.            The Borrower, Limited, the Lenders, and Bank of America, as the Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Amended and Restated Credit Agreement, dated as of January 16, 2015 (the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.            The Borrower and Limited have requested that the Lenders amend the Credit Agreement to (i) increase the Aggregate Commitments to $1,000,000,000, (ii) extend the Maturity Date, (iii) add Wells Fargo Bank, National Association, U.S. Bank National Association and BMO Harris Bank N.A. as Lenders under the Credit Agreement (collectively, the “New Lenders”), (iv) remove MUFG Union Bank, N.A., Compass Bank and Royal Bank of Canada as Lenders under the Credit Agreement (collectively, the “Exiting Lenders”) and (v) make certain other amendments thereto, as more fully set forth herein.

C.            The Borrower, Limited, the Lenders and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, Limited, the Lenders, and the Administrative Agent covenant and agree as follows:

1.             AMENDMENTS.

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of December 7, 2016, among the Borrower, Limited, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means the date that all conditions of effectiveness set forth in Section 3 of the First Amendment have been satisfied.

“Qualified Acquisition” means an Acquisition by Limited or any Subsidiary, which Acquisition has been designated to the Lenders in a Qualified Acquisition Notice as a “Qualified Acquisition”, provided that (a) the aggregate Acquisition Consideration is greater than $150,000,000 and (b) at the time of such Acquisition, the unpaid principal balance of the 2011 Senior Notes shall have been paid in full.

“Qualified Acquisition Notice” means a written notice from Limited to the Administrative Agent (a) delivered not later than 5 days prior to the date of closing of the proposed Qualified Acquisition and (b) which describes the Qualified Acquisition which is the basis for such request (including, without limitation, a pro forma calculation of the Leverage Ratio immediately prior to and after giving effect to such Qualified Acquisition, which calculation shall indicate that the Leverage Ratio immediately prior to such Qualified Acquisition is not greater than 3.50 to 1.00), and otherwise in form reasonably satisfactory to the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)           The definition of “Aggregate Commitments” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence thereto to read as follows:

As of the First Amendment Effective Date, the amount of the Aggregate Commitments is $1,000,000,000.

(c)           The definition of “Arranger” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Arranger” means, collectively, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., each in their capacity as a joint lead arranger and a joint bookrunner.

(d)           The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in the Federal Funds Rate, the prime rate or the rate for such Eurodollar Rate Loans shall be effective from and including the effective date of such change in the Federal Funds Rate, the prime rate or such Eurodollar Rate.

(e)           The definition of “Defaulting Lender: set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

(f)            The definition of “Guarantors” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Guarantors” means, collectively, Limited, HOT-Barbados, HOT-Nevada, HOT Nevada, Inc., a Nevada corporation, Helen of Troy Texas Corporation, a Texas corporation, Idelle Labs, Ltd., a Texas limited partnership, OXO International, Ltd., a Texas limited partnership, Helen of Troy Macao Commercial Offshore Limited, a Macau company, Kaz, Inc., a New York corporation, Kaz USA, Inc., a Massachusetts corporation, Kaz Canada, Inc., a Massachusetts corporation, Healthy Directions, LLC, a Delaware limited liability company, Doctors’ Preferred, LLC, a Delaware limited liability company, Healthy Directions Publishing, LLC, a Delaware limited liability company, Pur Water Purification Products, Inc., an Ohio corporation, Steel Technology, LLC, an Oregon limited liability company, HD Holding Inc., a Nevada corporation, and each other Subsidiary that executes a Guaranty pursuant to Section 7.02(i)(v).

(g)           The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means December 7, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(h)           Section 2.01 of the Credit Agreement is hereby amended by amending the first sentence thereto to read as follows:

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment.

(i)            The dollar amount “$150,000,000” set forth in Section 2.14(a) of the Credit Agreement is hereby deleted and “$200,000,000” is hereby inserted in lieu thereof.

(j)            Section 2.16(a)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(k)           Section 5.20(a) of the Credit Agreement is hereby amended to read as follows:

(a)           The Borrower, each other Loan Party and each Subsidiary of any Loan Party, and to the knowledge of the Borrower and each other Loan Party, each director, officer, employee, agent, affiliate or representative thereof, is: (i) not the subject of any Sanctions, nor located, organized or resident in a country or territory that is the subject of Sanctions, nor, to the knowledge of the Borrower or any other Loan Party, controlled by a Person or Persons that are the subject of Sanctions; (ii) in compliance in all material respects with all relevant Sanctions; (iii) not in receipt of any written notice from the Secretary of State of the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of OFAC or the Act; (iv) not listed as a Specially Designated Terrorist (as defined in the Act) or on any other list of terrorists or terrorist organizations maintained pursuant to the Act; (v) not a Person who has been determined by competent governmental authority to be subject to any of the prohibitions contained in the Act; and (vi) not controlled by or, to the Borrower’s knowledge, now acting on behalf of any Person named in Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”) or any other list promulgated under the Act or any other Person who has been determined to be subject to the prohibitions contained in the Act.

(l)            Section 5.21 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof to read as follows:

No part of the proceeds of any Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws.

(m)          Article V of the Credit Agreement is hereby further amended by adding the following new Section 5.23 thereto to read as follows:

Section 5.23         EEA Financial Institution.  No Loan Party is an EEA Financial Institution.

(n)           Section 7.02(i) of the Credit Agreement is hereby amended to read as follows:

(i)            Investments as a result of Acquisitions, if each of the following conditions has been satisfied:  (i) immediately before and after giving effect to such Acquisition, no Default shall have occurred and be continuing, (ii)(A) if such Acquisition is a Qualified Acquisition, immediately before and after giving effect to such Acquisition, the Borrower is in compliance with Section 7.11(b) or (B) if such Acquisition is not a Qualified Acquisition, immediately before and after giving effect to such Acquisition,  the Leverage Ratio on a pro forma basis is not greater than (y) 3.00 to 1.00 if any of the 2011 Senior Notes are outstanding and (z) 3.25 to 1.00 if the 2011 Senior Notes are not outstanding or the maximum leverage ratio permitted under the 2011 Senior Note Agreement is increased to 3.50 to 1.00, (iii) immediately before and after giving effect to such Acquisition, Liquidity will be at least $25,000,000, (iv) such Acquisition shall not be opposed by the board of directors or similar governing body of the Person or assets being acquired and (v) if the Acquisition results in a Domestic Subsidiary being acquired having a net worth at the time of such Acquisition of more than $10,000,000, such Subsidiary shall execute and deliver to the Administrative Agent (x) a Guaranty, (y) such documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and (z) a favorable opinion of counsel to such Person located in the jurisdiction of organization of such Person, in form, content and scope reasonably satisfactory to the Administrative Agent;

(o)           Section 7.02(k) of the Credit Agreement is hereby amended to read as follows:

(k)           Investments by a Subsidiary (other than a Loan Party) in any other Subsidiary;

(p)           Section 7.11(b) of the Credit Agreement is hereby amended to read as follows:

(b)           Leverage Ratio.  Permit the Leverage Ratio to be greater than (i) 3.25 to 1.00 at any time during which any of the 2011 Senior Notes are outstanding and (ii) 3.50 to 1.00 at any time during which the 2011 Senior Notes are not outstanding or the maximum leverage ratio permitted under the 2011 Senior Note Agreement is increased to 3.50 to 1.00; provided, however, notwithstanding the foregoing, and following the delivery of a Qualified Acquisition Notice, (A) for the fiscal quarter in which such Qualified Acquisition is consummated, the Leverage Ratio shall not at any time during thereof exceed 4.25 to 1.00, (B) for the first, second and third fiscal quarters immediately following the fiscal quarter in which such Qualified Acquisition was consummated, the Leverage Ratio shall not at any time during thereof exceed 4.00 to 1.00, and (C) for the fourth fiscal quarter immediately following the fiscal quarter in which such Qualified Acquisition was consummated, the Leverage Ratio shall not at any time during thereof exceed 3.75 to 1.00.

(q)           Section 10.01(e) of the Credit Agreement is hereby amended to read as follows:

(e)           change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order in which Obligations are paid without the written consent of each Lender;

(r)            Article X of the Credit Agreement is hereby further amended by adding the following new Section 10.22 thereto to read as follows:

Section 10.22       Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(s)            Schedule 2.01 of the Credit Agreement is hereby amended to be in the form of Schedule 2.01 to this First Amendment, and the Commitment and Applicable Percentage of each Lender are hereby amended or established, as the case may be, as set forth herein.

(t)            The Compliance Certificate, Exhibit E, is hereby amended to be in the form of Exhibit E to this First Amendment.

2.             REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, each of the Borrower and Limited represents and warrants as follows:

(a)           Limited and the Borrower have all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform their respective obligations under this First Amendment and each Revolving Loan Note in the amount of each Lender’s Commitment after giving effect to this First Amendment (the “New Revolving Loan Notes”).

(b)           The execution, delivery and performance by Limited and the Borrower of this First Amendment and the New Revolving Loan Notes has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of either of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which either Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which either Person or its property is subject; or (iii) violate any Law.  Limited and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (ii)(A) above except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(c)           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against Limited and the Borrower of this First Amendment or the New Revolving Loan Notes, as the case may be.

(d)           This First Amendment has been duly executed and delivered by Limited and the Borrower.  The New Revolving Loan Notes have been duly executed and delivered by the Borrower.  This First Amendment constitutes a legal, valid and binding obligation of Limited and the Borrower, enforceable against each of Limited and the Borrower in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles.  The New Revolving Loan Notes constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles.

3.             CONDITIONS TO EFFECTIVENESS.  This First Amendment shall be effective upon satisfaction or completion of the following:

(a)           the Administrative Agent shall have received counterparts of this First Amendment executed by the Lenders and acknowledged by the Exiting Lenders for the purpose of Section 4 hereof only;

(b)           the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and Limited and acknowledged by each Guarantor;

(c)           the Administrative Agent shall have received executed New Revolving Loan Notes for each New Lender and each other Lender whose Commitment is revised pursuant to this First Amendment;

(d)           each of the conditions in Section 4.02(a) and (b) of the Credit Agreement shall have been satisfied (as if the Borrower were Borrowing as of the date of this First Amendment); and

(e)           the Administrative Agent shall have received a (i) Secretary’s Certificate of Helen of Troy Nevada Corporation (“HTNC”), containing Exhibit A, Articles of Incorporation of HTNC, certified by the Nevada Secretary of State, Exhibit B, Bylaws of HTNC, Exhibit C, Certificate of Limited Partnership certified by the Texas Secretary of State and Agreement of Limited Partnership of the Borrower, Exhibit D, Unanimous Written Consent of the Board of Directors of HTNC approving the execution, delivery and performance of the First Amendment and the New Revolving Loan Notes, and Exhibit E, Incumbency; (ii) Certificate of Fact, certified by the Texas Secretary of State for the Borrower; (iii) Certificate of Existence with Status in Good Standing for HTNC, certified by the Nevada Secretary of State; and (iv) Secretary’s Certificate of Limited, containing Exhibit A, Memorandum of Association of Limited, Exhibit B, Bye-Laws of Limited, Exhibit C, Incumbency, and Exhibit D, Unanimous Consent of the Board of Directors of Limited;

(f)            the Administrative Agent shall have received opinions of legal counsel to the Borrower and Limited covering the matters set forth in Sections 2(a), (b), (c) and (d) of this First Amendment;

(g)           the Administrative Agent shall have received for its benefit and the benefit of each Lender (other than the Exiting Lenders) and the Arranger the fees in immediately available funds as agreed upon by the Borrower, Limited, the Administrative Agent, the Arranger and the Lenders;

(h)           the legal fees and expenses of Winstead PC, counsel for the Administrative Agent, shall have been paid immediately available funds;

(i)            the Administrative Agent shall have received counterparts of Guaranty Supplement No. 2 executed by HD Holding Inc., together with a Secretary’s Certificate, Certificate of Incorporation, Bylaws, Incumbency, Resolutions and a legal opinion in form and substance satisfactory to the Administrative Agent and its counsel;

(j)            the Exiting Lenders shall have received payment in full in immediately available funds for all amounts due them under the Credit Agreement and the other Loan Documents; and

(k)           the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

4.             EXITING LENDERS.  By acknowledging and agreeing as provided on the signature pages hereof, each of the Exiting Lenders, upon satisfaction of the conditions of effectiveness set forth in Section 3 of this First Amendment, shall not (a) be a Lender under the Credit Agreement and (b) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any Commitment thereunder.

5.             REFERENCE TO THE CREDIT AGREEMENT.

(a)           Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b)           The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

6.             COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7.             GUARANTOR’S ACKNOWLEDGMENT.  By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower and Limited of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein and (ii) also cover the Aggregate Commitments and the Revolving Loans as increased by this First Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

8.             NEW LENDER REPRESENTATIONS AND AGREEMENTS.  (a) Each New Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement, (iii) from and after the First Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Revolving Loans and either it, or the Person exercising discretion in making its decision to acquire such Revolving Loans, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit

Agreement and other Loan Documents requested by it, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Loans, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this First Amendment and join the Credit Agreement and the other Loan Documents as a Lender and to purchase and make, as the case may be, its Applicable Percentage (after giving effect to this First Amendment) of the Revolving Loans; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  Pursuant to Section 10.06(b)(iii) of the Credit Agreement, the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender hereby consent to the assignment to each New Lender provided for herein.

9.                                      PURCHASE/SALE BY LENDERS.  Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 3 of this First Amendment, each Lender (other than the Exiting Lenders) shall purchase or sell (as the case may be), without recourse, an amount of the Revolving Loans outstanding such that, after giving effect to this First Amendment, the amount of each Lender’s Commitment utilized and the amount of Revolving Loans owed to each Lender will be equal to its Applicable Percentage thereof after giving effect to the First Amendment.  The Borrower shall pay each Lender compensation for any losses pursuant to Section 3.05 of the Credit Agreement as a result of any purchases or sales.  Each Lender hereby waives the requirement in Section 2.13 of the Credit Agreement that all payments on the Obligations be made pro rata solely for purposes of payment of all Obligations due and owing to the Exiting Lenders.

10.                               EXECUTION IN COUNTERPARTS.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine or other electronic imaging means (e.g. “pdf” or “tif”) is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

11.                               GOVERNING LAW; BINDING EFFECT.  This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

12.                               HEADINGS.  Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

13.                               ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this First Amendment is executed as of the date first set forth above.

HELEN OF TROY L.P., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION, a Nevada corporation, General Partner

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

HELEN OF TROY LIMITED, a Bermuda corporation

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

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BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/Priscilla Baker
Name:	Priscilla Baker
Title:	AVP

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BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	SVP

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JPMORGAN CHASE BANK, N.A.

By:	/s/ Maria Riaz
Name:	Maria Riaz
Title:	Vice President

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BRANCH BANKING AND TRUST COMPANY

By:	/s/ Erron Powers
Name:	Erron Powers
Title:	Senior Vice President

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HSBC BANK USA, N.A.

By:	/s/ Koby West
Name:	Koby West
Title:	Vice President

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SUNTRUST BANK

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

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COMERICA BANK

By:	/s/ Gerald R. Finney Jr.
Name:	Gerald R. Finney Jr.
Title:	Vice President

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FIFTH THIRD BANK, an Ohio Banking Corporation

By:	/s/ James Holucker
Name:	James Holucker
Title:	Relationship Manager

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CITIBANK, N.A.

By:	/s/ Paul V. Pholan
Name:	Paul V. Pholan
Title:	Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Gricco
Name:	Joseph Gricco
Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kara P. Van Duzee
Name:	Kara P. Van Duzee
Title:	Vice President

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BMO HARRIS BANK N.A.

By:	/s/ Mark W. Plakos
Name:	Mark W. Plakos
Title:	Managing Director

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ACKNOWLEDGED AND AGREED BY EXITING LENDERS FOR PURPOSES OF SECTION 4 HEREOF ONLY:

MUFG UNION BANK, N.A.

By:	/s/ Susan Swerdloff
Name:	Susan Swerdloff
Title:	Managing Director

COMPASS BANK

By:	/s/ Timothy R. Coffey
Name:	Timothy R. Coffey
Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Nikhil Madhok
Name:	Nikhil Madhok
Title:	Authorized Signatory

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ACKNOWLEDGED AND AGREED PURSUANT TO SECTION 7 ABOVE:

GUARANTORS:

HELEN OF TROY L.P.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

HELEN OF TROY LIMITED,
a Bermuda company

HELEN OF TROY LIMITED,
a Barbados corporation

HOT NEVADA, INC.,
a Nevada corporation

HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation

HELEN OF TROY TEXAS CORPORATION,
a Texas corporation

IDELLE LABS LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

OXO INTERNATIONAL LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

PUR WATER PURIFICATION PRODUCTS, INC.,
a Nevada corporation

KAZ, INC.,
a New York corporation

KAZ USA, INC.,
a Massachusetts corporation

KAZ CANADA, INC.,
a Massachusetts corporation

HEALTHY DIRECTIONS, LLC,
a Delaware limited liability company

DOCTORS’ PREFERRED, LLC,
a Delaware limited liability company

STEEL TECHNOLOGY, LLC,
an Oregon limited liability company

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HEALTHY DIRECTIONS PUBLISHING, LLC,
a Delaware limited liability company

By:	/s/ Brian L. Grass
Brian L. Grass
Title for all: Chief Financial Officer

HELEN OF TROY MACAO COMMERCIAL OFFSHORE LIMITED,
a Macau corporation

By:	/s/ Vincent D. Carson
	Name:	Vincent D. Carson
	Title:	Manager

NOTARIAL CERTIFICATE OF		Brian L. Grass

NOTARY PUBLIC DO HEREBY CERTIFY AND ATTEST that on the day of the date hereof personally came and appeared before me Brian L. Grass, the duly authorized Chief Financial Officer of Helen of Troy Limited, a Barbados corporation, one of the executing parties to the within written document and did in my presence sign and deliver the same as and for his free and voluntary act and deed.

IN FAITH AND TESTIMONY WHEREOF I the said Rosemary Vasquez have hereunto set and subscribed my name and caused my Seal of Office to be hereunto put and affixed this 6th day of December, 2016.

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